EXHIBIT A

To the Amended and Restated Investment Advisory Agreement

Between SSGA Funds Management, Inc. and SPDR® Series Trust

As consideration for the Adviser’s services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

The Adviser will pay all of the expenses of each Fund of the Trust except for the advisory fee, amounts payable pursuant to any plan adopted in accordance with Rule 12b-1, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), acquired fund fees and expenses, litigation expenses and other extraordinary expenses.

Fund	Annual % of average daily net assets
SPDR® Bloomberg Emerging Markets Local Bond ETF	0.30%
SPDR® Bloomberg International Corporate Bond ETF	0.50%
SPDR® Bloomberg International Treasury Bond ETF	0.35%
SPDR® Bloomberg Short Term International Treasury Bond ETF	0.35%
SPDR® FTSE International Government Inflation-Protected Bond ETF	0.50%
State Street® SPDR® Bloomberg 1-10 Year TIPS ETF (formerly, SPDR® Bloomberg 1-10 Year TIPS ETF)	0.15%
State Street® SPDR® Bloomberg 1-3 Month T-Bill ETF (formerly, SPDR® Bloomberg 1-3 Month T-Bill ETF)	0.1345%
State Street® SPDR® Bloomberg 3-12 Month T-Bill ETF (formerly, SPDR® Bloomberg 3-12 Month T-Bill ETF)	0.1345%
State Street® SPDR® Bloomberg Convertible Securities ETF (formerly, SPDR® Bloomberg Convertible Securities ETF)	0.40%
State Street® SPDR® Bloomberg Emerging Markets USD Bond ETF (formerly, SPDR® Bloomberg Emerging Markets USD Bond ETF)	0.23%
State Street® SPDR® Bloomberg High Yield Bond ETF (formerly, SPDR® Bloomberg High Yield Bond ETF)	0.40%
State Street® SPDR® Bloomberg Investment Grade Floating Rate ETF (formerly, SPDR® Bloomberg Investment Grade Floating Rate ETF)	0.15%
State Street® SPDR® Bloomberg Short Term High Yield Bond ETF (formerly, SPDR® Bloomberg Short Term High Yield Bond ETF)	0.40%
State Street® SPDR® Dow Jones® REIT ETF (formerly, SPDR® Dow Jones® REIT ETF)	0.25%
State Street® SPDR® FactSet Innovative Technology ETF (formerly, SPDR® FactSet Innovative Technology ETF)	0.45%
State Street® SPDR® Global Dow ETF (formerly, SPDR® Global Dow ETF)	0.50%
State Street® SPDR® ICE Preferred Securities ETF (formerly, SPDR® ICE Preferred Securities ETF)	0.45%
State Street® SPDR® MarketAxess Investment Grade 400 Corporate Bond ETF (formerly, SPDR® MarketAxess Investment Grade 400 Corporate Bond ETF)	0.09%
State Street® SPDR® MSCI USA Climate Paris Aligned ETF (formerly, SPDR® MSCI USA Climate Paris Aligned ETF)	0.10%

Fund	Annual % of average daily net assets
State Street® SPDR® MSCI USA Gender Diversity ETF (formerly, SPDR® MSCI USA Gender Diversity ETF)	0.20%
State Street® SPDR® MSCI USA StrategicFactorsSM ETF (formerly, SPDR® MSCI USA StrategicFactorsSM ETF)	0.15%
State Street® SPDR® Nuveen ICE High Yield Municipal Bond ETF (formerly, SPDR® Nuveen ICE High Yield Municipal Bond ETF, SPDR® Nuveen Bloomberg High Yield Municipal Bond ETF)	0.35%
State Street® SPDR® Nuveen ICE Municipal Bond ETF (formerly, SPDR® Nuveen ICE Municipal Bond ETF, SPDR® Nuveen Bloomberg Municipal Bond ETF)	0.23%
State Street® SPDR® Nuveen ICE Short Term Municipal Bond ETF (formerly, SPDR® Nuveen ICE Short Term Municipal Bond ETF, SPDR® Nuveen Bloomberg Short Term Municipal Bond ETF)	0.20%
State Street® SPDR® NYSE Technology ETF (formerly, SPDR® NYSE Technology ETF)	0.35%
State Street® SPDR® Portfolio Aggregate Bond ETF (formerly, SPDR® Portfolio Aggregate Bond ETF)	0.03%
State Street® SPDR® Portfolio Corporate Bond ETF (formerly, SPDR® Portfolio Corporate Bond ETF)	0.03%
State Street® SPDR® Portfolio High Yield Bond ETF (formerly, SPDR® Portfolio High Yield Bond ETF)	0.05%
State Street® SPDR® Portfolio Intermediate Term Corporate Bond ETF (formerly, SPDR® Portfolio Intermediate Term Corporate Bond ETF)	0.04%
State Street® SPDR® Portfolio Intermediate Term Treasury ETF (formerly, SPDR® Portfolio Intermediate Term Treasury ETF)	0.03%
State Street® SPDR® Portfolio Long Term Corporate Bond ETF (formerly, SPDR® Portfolio Long Term Corporate Bond ETF)	0.04%
State Street® SPDR® Portfolio Long Term Treasury ETF (formerly, SPDR® Portfolio Long Term Treasury ETF)	0.03%
State Street® SPDR® Portfolio Mortgage Backed Bond ETF (formerly, SPDR® Portfolio Mortgage Backed Bond ETF)	0.04%
State Street® SPDR® Portfolio S&P 1500® Composite Stock Market ETF (formerly, SPDR® Portfolio S&P 1500® Composite Stock Market ETF)	0.03%
State Street® SPDR® Portfolio S&P 400TM Mid Cap ETF (formerly, SPDR® Portfolio S&P 400TM Mid Cap ETF)	0.03%
State Street® SPDR® Portfolio S&P 500® ETF (formerly, SPDR® Portfolio S&P 500® ETF)	0.02%
State Street® SPDR® Portfolio S&P 500® Growth ETF (formerly, SPDR® Portfolio S&P 500® Growth ETF)	0.04%
State Street® SPDR® Portfolio S&P 500® High Dividend ETF (formerly, SPDR® Portfolio S&P 500® High Dividend ETF)	0.07%
State Street® SPDR® Portfolio S&P 500® Value ETF (formerly, SPDR® Portfolio S&P 500® Value ETF)	0.04%
State Street® SPDR® Portfolio S&P 600TM Small Cap ETF (formerly, SPDR® Portfolio S&P 600TM Small Cap ETF)	0.03%
State Street® SPDR® Portfolio S&P Sector Neutral Dividend ETF (formerly, SPDR® Portfolio S&P Sector Neutral Dividend ETF)	0.05%

Fund	Annual % of average daily net assets
State Street® SPDR® Portfolio Short Term Corporate Bond ETF (formerly, SPDR® Portfolio Short Term Corporate Bond ETF)	0.04%
State Street® SPDR® Portfolio Short Term Treasury ETF (formerly, SPDR® Portfolio Short Term Treasury ETF)	0.03%
State Street® SPDR® Portfolio TIPS ETF (formerly, SPDR® Portfolio TIPS ETF)	0.12%
State Street® SPDR® Portfolio Treasury ETF (formerly, SPDR® Portfolio Treasury ETF)	0.03%
State Street® SPDR® Portfolio Ultra Short T-Bill ETF	0.05%
State Street® SPDR® Russell 1000 Low Volatility Focus ETF (formerly, SPDR® Russell 1000 Low Volatility Focus ETF)	0.20%
State Street® SPDR® Russell 1000 Momentum Focus ETF (formerly, SPDR® Russell 1000 Momentum Focus ETF)	0.20%
State Street® SPDR® Russell 1000 Yield Focus ETF (formerly, SPDR® Russell 1000 Yield Focus ETF)	0.20%
State Street® SPDR® S&P 400 TM Mid Cap Growth ETF (formerly, SPDR® S&P 400 TM Mid Cap Growth ETF)	0.15%
State Street® SPDR® S&P 400 TM Mid Cap Value ETF (formerly, SPDR® S&P 400 TM Mid Cap Value ETF)	0.15%
State Street® SPDR® S&P 500® ESG ETF (formerly, SPDR® S&P 500® ESG ETF)	0.10%
State Street® SPDR® S&P® 500 Fossil Fuel Reserves Free ETF (formerly, SPDR® S&P® 500 Fossil Fuel Reserves Free ETF)	0.20%
State Street® SPDR® S&P 600 TM Small Cap Growth ETF (formerly, SPDR® S&P 600 TM Small Cap Growth ETF)	0.15%
State Street® SPDR® S&P 600 TM Small Cap Value ETF (formerly, SPDR® S&P 600 TM Small Cap Value ETF)	0.15%
State Street® SPDR® S&P® 1500 Momentum Tilt ETF (formerly, SPDR® S&P® 1500 Momentum Tilt ETF)	0.12%
State Street® SPDR® S&P® 1500 Value Tilt ETF (formerly, SPDR® S&P® 1500 Value Tilt ETF)	0.12%
State Street® SPDR® S&P Kensho Clean Power ETF (formerly, SPDR® S&P Kensho Clean Power ETF)	0.45%
State Street® SPDR® S&P Kensho Final Frontiers ETF (formerly, SPDR® S&P Kensho Final Frontiers ETF)	0.45%
State Street® SPDR® S&P Kensho Future Security ETF (formerly, SPDR® S&P Kensho Future Security ETF)	0.45%
State Street® SPDR® S&P Kensho Intelligent Structures ETF (formerly, SPDR® S&P Kensho Intelligent Structures ETF)	0.45%
State Street® SPDR® S&P Kensho New Economies Composite ETF (formerly, SPDR® S&P Kensho New Economies Composite ETF)	0.20%
State Street® SPDR® S&P Kensho Smart Mobility ETF (formerly, SPDR® S&P Kensho Smart Mobility ETF)	0.45%
State Street® SPDR® S&P® Aerospace & Defense ETF (formerly, SPDR® S&P® Aerospace & Defense ETF)	0.35%
State Street® SPDR® S&P® Bank ETF (formerly, SPDR® S&P® Bank ETF)	0.35%
State Street® SPDR® S&P® Biotech ETF (formerly, SPDR® S&P® Biotech ETF)	0.35%

Fund	Annual % of average daily net assets
State Street® SPDR® S&P® Capital Markets ETF (formerly, SPDR® S&P® Capital Markets ETF)	0.35%
State Street® SPDR® S&P® Dividend ETF (formerly, SPDR® S&P® Dividend ETF)	0.35%
State Street® SPDR® S&P® Health Care Equipment ETF (formerly, SPDR® S&P® Health Care Equipment ETF)	0.35%
State Street® SPDR® S&P® Health Care Services ETF (formerly, SPDR® S&P® Health Care Services ETF)	0.35%
State Street® SPDR® S&P® Homebuilders ETF (formerly, SPDR® S&P® Homebuilders ETF)	0.35%
State Street® SPDR® S&P® Insurance ETF (formerly, SPDR® S&P® Insurance ETF)	0.35%
State Street® SPDR® S&P® Metals & Mining ETF (formerly, SPDR® S&P® Metals & Mining ETF)	0.35%
State Street® SPDR® S&P® Oil & Gas Equipment & Services ETF(formerly, SPDR® S&P® Oil & Gas Equipment & Services ETF)	0.35%
State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF (formerly, SPDR® S&P® Oil & Gas Exploration & Production ETF)	0.35%
State Street® SPDR® S&P® Pharmaceuticals ETF (formerly, SPDR® S&P® Pharmaceuticals ETF)	0.35%
State Street® SPDR® S&P® Regional Banking ETF (formerly, SPDR® S&P® Regional Banking ETF)	0.35%
State Street® SPDR® S&P® Retail ETF (formerly, SPDR® S&P® Retail ETF)	0.35%
State Street® SPDR® S&P® Semiconductor ETF (formerly, SPDR® S&P® Semiconductor ETF)	0.35%
State Street® SPDR® S&P Small Cap 600 ESG ETF (formerly, SPDR® S&P Small Cap 600 ESG ETF)	0.12%
State Street® SPDR® S&P® Software & Services ETF (formerly, SPDR® S&P® Software & Services ETF)	0.35%
State Street® SPDR® S&P® Telecom ETF (formerly, SPDR® S&P® Telecom ETF)	0.35%
State Street® SPDR® S&P® Transportation ETF (formerly, SPDR® S&P® Transportation ETF)	0.35%
State Street® SPDR US Large Cap Low Volatility Index ETF (formerly, SPDR® SSGA US Large Cap Low Volatility Index ETF	0.12%
State Street® SPDR US Small Cap Low Volatility Index (formerly, SPDR® SSGA US Small Cap Low Volatility Index ETF	0.12%

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As consideration for the Adviser’s services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

The Adviser will pay all of the expenses of each Fund below except for the advisory fee, amounts payable pursuant to any plan adopted in accordance with Rule 12b-1, fees and expenses associated with holdings of acquired funds for cash management purposes, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), litigation expenses and other extraordinary expenses.

Fund	Annual % of average daily net assets
SPDR® Bloomberg Enhanced Roll Yield Commodity Strategy No K-1 ETF	0.28%

Dated: October 31, 2025